Exhibit 99.1

FOR IMMEDIATE RELEASE Press Contact: Clint Halverson Extra Space Storage 801-365-4600 info@extraspace.com

Extra Space Storage Inc. Announces Launch of Offering of

$250 Million of Exchangeable Senior Notes

SALT LAKE CITY, June 17, 2013 - Extra Space Storage Inc. (the “Company”) (NYSE: EXR) announced today that its operating partnership subsidiary, Extra Space Storage LP (the “Operating Partnership”), has commenced a private offering, subject to market conditions, of $250.0 million aggregate principal amount of Exchangeable Senior Notes due 2033 (the “Notes”).  Up to an additional $37.5 million aggregate principal amount of Notes may be issued upon exercise by the initial purchasers, within thirty (30) days of the initial issuance of the Notes, of their over-allotment option to purchase additional Notes. The Notes will be senior unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by the Company.   Upon exchange, the Notes will be settled in cash and shares of the Company’s common stock (subject to the Company’s right to pay cash in lieu of delivering all or any portion of such shares).  The interest rate, exchange rate, exchange price, offering price and other terms of the Notes will be determined by negotiations between the Operating Partnership and the initial purchasers of the Notes.  The Operating Partnership intends to use the net proceeds from the private offering to fund a previously announced property acquisition, to repay the outstanding indebtedness under the Company’s secured lines of credit and for other general corporate and working capital purposes.

The Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Company’s common stock issuable upon exchange of the Notes, if any, have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale of any of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements related to the timing, size and completion of the proposed offering of the Notes by the Operating Partnership, the use of net proceeds therefrom, and the terms, timing and completion of the acquisition described above.  In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “would,”

“anticipates,” or “intends” or the negative of such terms or other comparable terminology.  All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements.  All forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Forward-looking statements apply only as of the date of this release.  We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.